UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2017
ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974 - 2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities
On November 10, 2017, Energy Fuels Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Excalibur Industries (“Excalibur”), EFR Utah, Inc. and Jay Mackie, as the shareholder representative, whereby the Company will acquire all of the issued and outstanding shares of Excalibur by way of a merger between Excalibur and EFR Utah, Inc., a wholly owned subsidiary of the Company (the “Merger”). Excalibur holds royalties on the Company’s Nichols Ranch ISR project in Wyoming, as well as royalties on several operating, standby and advanced-stage ISR projects in Wyoming owned and operated by Power Resources, Inc., a wholly-owned subsidiary of Cameco Corporation (collectively, the “Royalties”).
As consideration, the Company will deliver to the current shareholders of Excalibur common shares of the Company having a total value of $3.5 Million, as follows:

•
$3.15 million of common shares at closing of the Merger, which will be priced based on the volume-weighted average price (“VWAP”) of the Company shares on the NYSE American for the five most recent trading days ending on the last trading day prior to closing.

•
$0.35 million of common shares nine months following closing of the Merger, which will be priced based on the VWAP of the Company’s common shares on the NYSE American for the five most recent trading days ending on the last trading day prior to the date that is nine months after closing of the Merger.

The Company will also deliver cash to the shareholders of Excalibur based on the aggregate amount payable to Excalibur and its subsidiaries pursuant to the Royalties as of the closing date of the Merger and based on certain closing adjustments.

The closing of the Merger is subject to Excalibur shareholder approval, stock exchange approval, satisfactory completion by the Company of its due diligence investigations, the approval of the Utah Department of Commerce and Division of Securities, as well as other closing conditions set out in the Merger Agreement.

The common shares will be issued pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts the issuance of securities issued in exchange for other securities from the registration requirements of the Securities Act where the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction, after a hearing on the fairness of the terms and conditions of such issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Company anticipates that the fairness hearing will occur before the Utah Division of Securities during the first quarter of 2018 and will announce the specific date once it has been established.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: November 14, 2017	By: _/s/ David C. Frydenlund___________________ David C. Frydenlund Senior Vice President, General Counsel and Corporate Secretary